UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2010

Momentive Specialty Chemicals Inc.

(Exact Name of Registrant as Specified in Its Charter)

1-71	New Jersey	13-0511250
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

(614) 225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2010, Momentive SC GmbH & Co. KG (“New KG”) entered into a supplement to the foreign guarantee agreement that secures the Senior Secured Credit Facilities of Momentive Specialty Chemicals Inc. (the “Company”). Pursuant to the supplement New KG agreed to guarantee all foreign obligations under the Senior Secured Credit Facilities. In addition, New KG granted a lien over its assets to secure such obligations under local law collateral agreements. New KG is organized in Germany and is owned by Momentive Specialty Chemicals Europe B.V., as 100% limited partner, and Hexion Specialty Chemicals Holding Germany GmbH, as 0% general partner.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Section 8—Other Events

Item 8.01	Other Events.

On December 15, 2010, in a series of intercompany transactions, the Company transferred all of its shares in Momentive Specialty Chemicals Canada, Inc. (“MSC Canada”) to Momentive Specialty Chemicals Holding B.V. Commencing with the fiscal year ending December 31, 2010, the Company will provide separate financial statements in its annual report on Form 10-K with respect to the indirect parent of MSC Canada, Momentive International Holdings Coöperatief U.A., as a portion of its securities collateralize secured notes of the Company within the scope of Rule 3–16 of Regulation S–X under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Supplement to the Foreign Guarantee Agreement, by and between New KG and JPMorgan Chase Bank, N.A., as administrative agent, dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date: December 15, 2010	By:	/S/ GEORGE F. KNIGHT
George F. Knight
Senior Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplement to the Foreign Guarantee Agreement, by and between New KG and JPMorgan Chase Bank, N.A., as administrative agent, dated December 15, 2010.